Exhibit 99.2

Investor Relations

eOn Communications

800-873-3194

investorrelations@eoncc.com

For Release 4:00 PM EST, Monday November 10, 2003

eOn Communications Announces Plans to Acquire Korean

Call Center Solution Provider NeoMecca, Inc.

ATLANTA (November 10, 2003) – eOn Communications Corporation™ (NASDAQ: EONC), a leading provider of unified voice, e-mail and Web-based communications systems and software, announced today that it has entered into a commitment letter which outlines the terms in which eOn will acquire NeoMecca Incorporated, a provider of contact center and communications solutions in Korea.

The commitment letter anticipates a transaction in which a newly formed subsidiary of eOn will acquire substantially all the assets of NeoMecca, including its intellectual property rights. NeoMecca will receive common stock of eOn as a result of the acquisition. It is anticipated that 660,000 eOn shares will be issued upon closing the acquisition, and up to an additional 506,000 shares may be issued over five quarters after the closing date if NeoMecca attains specified profit targets. The number of shares to be issued may be adjusted upon the occurrence of certain events.

Jun Choi, President and CEO of NeoMecca, welcomed the proposed transaction by saying, “We are very excited about the opportunity this transaction presents to become the leader in providing call center services and solutions in Korea. We have built our reputation on providing outstanding products and services to our customers and partners, and this combination with eOn will allow us to build upon the success we have already achieved in serving the call center industry.”

“The acquisition provides eOn with a great opportunity to expand its international presence,” said David S. Lee, Chairman and CEO of eOn. “We believe NeoMecca will add value to eOn through its knowledge and expertise in the Asian market. This acquisition will combine two companies with complementary expertise, products and services to address the growing call center market in Korea. eOn may, in the near future, investigate similar opportunities to address the call center market in China.”

It is anticipated that all current employees of NeoMecca will be employed by the eOn subsidiary upon consummation of the transaction. The proposed acquisition is subject to a number of conditions, including the completion of due diligence, the negotiation and execution of a definitive agreement, and the approval of the shareholders of NeoMecca. Subject to these contingencies, it is expected that the transaction will be consummated during the first calendar quarter of 2004.

About eOn Communications™

eOn Communications Corporation™ is a leading provider of unified voice, e-mail and Web-based communications systems for customer contact centers and general business applications. eOn helps enterprises communicate more effectively with customers, convert inquiries into sales, and increase customer satisfaction and loyalty. To find out more information about eOn Communications and its solutions, visit the World Wide Web at www.eoncommunications.com, or call 800-955-5321.

About NeoMecca, Inc.

NeoMecca Incorporated is a leading vendor of call/contact centers in Korea. With its wealth of experience in the contact center industry, NeoMecca provides its clients with diverse solutions such as a PBX/ACD, CTI, outbound dialing, multimedia queuing, recording, and IVR, as well as consulting and professional services.

Note:

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties, including technical and competitive factors, which could cause the Company’s results and the timing of certain events to differ materially from those discussed in the forward-looking statements. Such risks are detailed in eOn Communications Corporation’s most recent Form 10-K filing with the Securities and Exchange Commission.

eOn Communications Corporation, the mark eOn, and eQueue are trademarks of eOn Communications Corporation.

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